Exhibit 99.2

Louisiana-Pacific Corporation Announces Launch of Debt Offering

NASHVILLE, Tenn. – May 7, 2012 – Louisiana-Pacific Corporation (“LP”) (NYSE:LPX) today announced that it has commenced an offering of $300 million in aggregate principal amount of Senior Notes due 2020 (the “Notes”).

LP intends to use the net proceeds from the offering to repurchase, redeem or otherwise retire all of its outstanding 13% Senior Secured Notes due 2017 (the “2017 Notes”), to pay related transaction costs and for other general corporate purposes. LP announced separately today that it has commenced a cash tender offer and consent solicitation for any and all of the 2017 Notes. In connection with the retirement of the 2017 Notes, LP expects to record a charge in the second quarter of 2012 of $53.2 million associated with the write off of the remaining unamortized original discount and deferred debt issuance costs associated with such Notes.

The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where the offering would not be permitted. This press release contains information about a pending transaction, and there can be no assurance that this transaction will be completed.

This press release contains statements concerning LP that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following statements are or may constitute forward-looking statements: (1) statements preceded by, followed by or that include words like “may,” “will,” “could,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “continue” or “future” or the negative or other variations thereof and (2) other statements regarding matters that are not historical facts. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, changes in general economic conditions; changes in the cost and availability of capital; changes in the level of home construction activity; changes in competitive conditions and prices for our products; changes in the relationship between supply of and demand for building products; changes in the relationship between supply of and demand for raw materials, including wood fiber and resins, used in manufacturing our products; changes in the cost of and availability of energy, primarily natural gas, electricity and diesel fuel; changes in other significant operating expenses; changes in exchange rates between the U.S. dollar and other currencies, particularly the Canadian dollar, Australian dollar, EURO, Brazilian real and the Chilean peso; changes in general and industry-specific environmental laws and regulations; changes in tax laws, and interpretations thereof; changes in circumstances giving rise to environmental liabilities or expenditures; the resolution of existing and future product-related litigation and other legal proceedings; and acts of public authorities, war, civil unrest, natural disasters, fire, floods, earthquakes, inclement weather and other matters beyond our control. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in LP’s Securities and Exchange Commission filings.

About LP

Louisiana-Pacific Corporation is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX.

Source: Louisiana-Pacific Corporation

Louisiana-Pacific Corporation

Media Relations:

Mary Cohn, 615-986-5886

or

Investor Relations:

Becky Barckley, 615-986-5600

or

Mike Kinney, 615-986-5600

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